                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
             SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

Filed by the registrant /x/
Filed by a party other than the registrant  / /

Check the appropriate box:
/ / Preliminary proxy statement            / /   Confidential, For Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
/x/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               G&K SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

  / /   Fee paid previously with preliminary materials:

  / /   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                               G&K SERVICES, INC.

                          5995 Opus Parkway, Suite 500
                          Minneapolis, Minnesota 55343

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 29, 1998

                             ---------------------

TO THE STOCKHOLDERS OF G&K SERVICES, INC.:

    Please take notice that the Annual Meeting of Stockholders of G&K Services, Inc. (the "Company") will be held, pursuant to due call by the Board of Directors of the Company, in the Mississippi River Room of the Marquette Hotel, South Seventh Street and Marquette Avenue, Minneapolis, Minnesota, on Thursday, October 29, 1998, at 10:00 a.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

    1.  To elect eight directors;

    2. To ratify the appointment of Arthur Andersen LLP, Certified Public Accountants, as independent auditors of the Company for 1999;

    3. To consider and vote upon a proposal to approve the G&K Services, Inc. 1998 Stock Option and Compensation Plan; and

    4. To transact any other business as may properly come before the meeting or any adjournments thereof.

    Pursuant to due action of the Board of Directors, stockholders of record on September 17, 1998, will be entitled to vote at the meeting or any adjournments thereof.

    A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          G&K SERVICES, INC.

                                          Timothy W. Kuck, SECRETARY

October 7, 1998

                                PROXY STATEMENT
                                       OF
                               G&K SERVICES, INC.

                          5995 OPUS PARKWAY, SUITE 500
                          MINNEAPOLIS, MINNESOTA 55343

                            ------------------------

                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                OCTOBER 29, 1998
                             ---------------------

                               PROXIES AND VOTING

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of G&K Services, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held October 29, 1998. The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to stockholders was October 7, 1998. Each stockholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the meeting and at any adjournments thereof. Presence at the meeting of a stockholder who has signed a proxy does not alone revoke that proxy. Only stockholders of record at the close of business on September 17, 1998 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof. All shares which are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on such proxies.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The Company has outstanding two classes of voting securities, Class A Common Stock, $0.50 par value, and Class B Common Stock, $0.50 par value, of which 19,019,035 shares of Class A Common Stock and 1,474,996 shares of Class B Common Stock were outstanding as of the close of business on the Record Date. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes on all matters put to a vote of stockholders.

    The following table sets forth, as of the Record Date, certain information with regard to the beneficial ownership of the Company's Class A and Class B Common Stock and the voting power resulting from the ownership of such stock by
(i) all persons known by the Company to be the owner, of record or beneficially, of more than 5% of the outstanding Class A or Class B Common Stock of the Company,

(ii) each of the directors and nominees for election to the Board of Directors of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all executive officers and directors as a group, inclusive of each Named Executive Officer and without regard to whether such persons are also reporting persons for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                                CLASS A COMMON STOCK(2)     CLASS B COMMON STOCK
                                               -------------------------  -------------------------   PERCENT OF
                                               NUMBER OF    PERCENT OF    NUMBER OF    PERCENT OF       VOTING
NAME OF BENEFICIAL OWNER(1)                      SHARES        CLASS        SHARES        CLASS        POWER(3)
---------------------------------------------  ----------  -------------  ----------  -------------  -------------
Richard Fink(4)(5)...........................     311,074          1.6     1,315,135         89.2           39.9
 5995 Opus Parkway, Suite 500
  Minneapolis, MN 55343
William Hope (4)(4)..........................      59,677        *            --           --              *
Wellington Management Company(6).............   1,340,200          7.0        --           --                3.6
 75 State Street
  Boston, MA 02109
Scudder, Stevens & Clark, Inc.(7)............   1,187,780          6.2        --           --                3.5
 Two International Place
  Boston, MA 02110
Bruce G. Allbright(4)(8).....................       7,282        *            --           --              *
Donald W. Goldfus(4)(8)......................       3,750        *            --           --              *
Bernard Sweet(4)(8)..........................      19,705        *            --           --              *
Thomas Moberly(4)(9).........................      51,188        *            --           --              *
Timothy W. Kuck(10)..........................       9,585        *            --           --              *
Paul Baszucki(4)(8)..........................       3,500        *            --           --              *
Wayne M. Fortun(4)(8)........................       4,155        *            --           --              *
Martin Reader................................       3,745        *            --           --              *
All executive officers and directors as a
  group (11 persons)(11).....................     473,711          2.5     1,315,135         89.2           40.4

------------------------

*   Less than 1%.

 (1) Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares shown opposite the name of such person or group.

 (2) Does not include shares of Class A Common Stock which may be acquired by holders of Class B Common Stock upon conversion of their shares of Class B Common Stock by the holders thereof at any time on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted.

 (3) Holders of Class B Common Stock are entitled to ten votes for each share on all matters submitted to a vote of stockholders. Holders of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

------------------------

(FOOTNOTES CONTINUED ON NEXT PAGE)

    (FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

 (4) Each of these persons is currently a director and/or nominee for election to the Board of Directors of the Company. Messrs. Fink, Hope and Moberly are also executive officers of the Company, although the Company has announced that Mr. Hope will retire as an officer of the Company effective January, 1999.

 (5) Includes 126,989 shares held by Richard Fink as co-trustee for the benefit of one of his children, and 4,256 shares owned by a private foundation with respect to which Mr. Fink has shared voting power. Also includes 8,850 shares held by Mr. Fink's spouse.

 (6) Based solely upon the most recent Schedule 13G on file with the Securities and Exchange Commission. The reporting person shares voting power with respect to 662,500 shares and shares investment power with respect to 1,340,200 shares.

 (7) Based solely upon the most recent Schedule 13G on file with the Securities and Exchange Commission. The reporting person possesses sole voting power with respect to 287,780 shares, shares voting power with respect to 725,000 shares, and possesses sole investment power with respect to 1,187,780 shares.

 (8) Includes 3,000 shares subject to options which are exercisable within the next 60 days.

 (9) Includes 250 shares held as joint tenant with his spouse and 726 shares held as guardian for his minor children.

(10) Includes 3,225 shares subject to options which are exercisable within the next 60 days.

(11) Includes 18,225 shares subject to options which are exercisable within the next 60 days.

    The foregoing footnotes are provided for informational purposes only and each person disclaims beneficial ownership of shares owned by any member of his or her family or held in trust for any other person, including family members.

    On June 14, 1985, Richard Fink, Chairman of the Board of the Company and certain other persons who are no longer holders of Class B Common Stock entered into a Stockholder Agreement with the Company. This Stockholder Agreement presently covers 1,315,135 shares of Class B Common Stock, representing approximately 89.2% of the outstanding shares of the Class B Common Stock. The Stockholder Agreement provides for restrictions on the transferability of the Class B Common Stock, in addition to certain restrictions contained in the Company's Restated Articles of Incorporation. The shares of Class B Common Stock were acquired pursuant to an exchange offer made by the Company in May 1985. The shares of Class B Common Stock owned by Mr. Fink represent substantial voting control of the Company.

                             ELECTION OF DIRECTORS

    Eight directors are to be elected at the meeting, each director to hold office until the next Annual Meeting of Stockholders, or until his successor is elected and qualified. All of the persons listed below, with the exception of Mr. Moberly, are now serving as directors of the Company and all such persons have consented to serve as a director, if elected. The Board of Directors proposes for election the nominees listed below:

                                            PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE                   DIRECTOR
NAME AND AGE OF NOMINEE               PAST FIVE YEARS AND DIRECTORSHIPS IN PUBLIC COMPANIES              SINCE
---------------------------  ------------------------------------------------------------------------  ----------
Bruce G. Allbright (69)      Retired since January 1990, formerly President of Dayton Hudson                 1985
                             Corporation. Prior thereto, Mr. Allbright was Chairman and Chief
                             Executive Officer of Target Stores, a Division of Dayton Hudson
                             Corporation. Mr. Allbright is a director of TCF Financial, Inc. and
                             F.A., Hannaford Brothers Company.

Paul Baszucki (58)           Chairman of the Board of Directors of Norstan, Inc. since May 1997.             1994
                             Prior thereto, Mr. Baszucki was Chief Executive Officer of Norstan, Inc.
                             Mr. Baszucki is also a director of Washington Scientific Industries Inc.

Richard Fink (68)            Chairman of the Board of the Company. Mr. Fink was also Chief Executive         1968
                             Officer of the Company until January 1997.

Wayne M. Fortun (49)         President, Chief Executive Officer, Chief Operating Officer and a               1994
                             director of Hutchinson Technology Inc., and a director of
                             Excelsior-Henderson Motorcycle Manufacturing Company.

Donald W. Goldfus (64)       Chairman of the Board of Directors of Apogee Enterprises, Inc. Mr.              1989
                             Goldfus also served as Chief Executive Officer of Apogee Enterprises,
                             Inc. from 1986 until January, 1998.

William Hope (65)            Chief Executive Officer of the Company since January 1997. From 1993 to         1983
                             1997, Mr. Hope served as President and Chief Operating Officer of the
                             Company. Mr. Hope is also a director of Minntech Corporation.

Thomas Moberly (50)          President and Chief Operating Officer of the Company since September         Nominee
                             1997. From 1993 to 1997, Mr. Moberly served as Executive Vice President of the Company. Prior thereto, Mr. Moberly was a Regional Manager of the
                             Company.

Bernard Sweet (74)           Retired since 1985, formerly President and Chief Executive Officer of           1975
                             Republic Airlines, Inc. Mr. Sweet is a director of US Foodservice.

    All shares represented by proxies will be voted FOR the election of the foregoing nominees unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.

    The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Class A and Class B Common Stock present and entitled to vote on the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for election to the Board of each of the eight (8) nominees named above. A stockholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote on the election of directors, shall not be considered present and entitled to vote on the election of directors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                                       AWARDS
                                                ANNUAL COMPENSATION          ---------------------------
                                         ---------------------------------    RESTRICTED
                                                              OTHER ANNUAL      STOCK        SECURITIES         ALL OTHER
                                   FISCAL SALARY(1)   BONUS   COMPENSATION(2)  AWARDS(3)     UNDERLYING      COMPENSATION(4)
NAME AND PRINCIPAL POSITION        YEAR  ($)         ($)          ($)            ($)         OPTIONS(#)            ($)
---------------------------------  ----  ----     ---------   ------------   ------------   ------------   -------------------
Richard Fink                       1998  354,000     30,975     54,909             --             --              24,018
Chairman of the Board              1997  333,230          0     36,305             --             --              18,859
                                   1996  306,731          0     27,582             --             --              21,929

William Hope                       1998  355,629     35,500     70,137             --             --              23,336
Chief Executive Officer            1997  313,442          0     46,988             --             --              18,509
                                   1996  279,731          0     33,492             --             --              20,447

Thomas Moberly                     1998  232,693     26,500     28,306             --          2,160              13,465
President and Chief                1997  192,019          0     19,710        172,718             --              10,682
Operating Officer                  1996  174,808          0     13,158             --             --              10,421

Timothy W. Kuck(5)                 1998  170,000     10,625      2,517             --             --               3,994
Chief Financial Officer            1997  19,615           0          0        152,320         22,575                  --
and Secretary

Martin Reader(6)                   1998  162,000     12,150     22,626             --             --               6,067
Vice President of Marketing

------------------------

(1) Includes cash compensation deferred at the election of the executive officer under the terms of the Company's 401(k) Savings Incentive Plan and the Executive Deferred Compensation Plan.

(2) Includes compensation relating to reimbursement for the payment of taxes resulting from the vesting of restricted stock awards, personal use of company car and country club dues. Amounts disclosed for fiscal 1996 have been revised from amounts disclosed in the Company's 1996 proxy statement to include personal use of company car and country club dues, where applicable.

(3) Amounts shown in this column reflect the dollar value (net of any consideration paid by the named executive officer) of awards of restricted stock, calculated by multiplying the closing market price of unrestricted Class A Common Stock of the registrant on the Nasdaq National Market on the date of grant by the number of shares awarded. As of June 27, 1998, the Named Executive Officers held the following as a result of grants under the 1989 Stock Option and Compensation Plan: Mr. Fink held 6,561 restricted shares at a market value (net of any consideration paid by Mr. Fink) of $278,843; Mr. Hope held 3,089 restricted shares at a market value (net of any consideration paid by Mr. Hope) of $131,283; Mr. Moberly held 4,056 restricted shares at a market value (net of any consideration

------------------------

(FOOTNOTES CONTINUED ON NEXT PAGE)

    (FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

    paid by Mr. Moberly) of $172,380; Mr. Kuck held 4,080 restricted shares at a market value (net of any consideration paid by Mr. Kuck) of $173,400; and Mr. Reader held 3,615 restricted shares at a market value (net of any consideration paid by Mr. Reader) of $153,638. Restricted stock awards vest in seven equal annual installments beginning on the first anniversary of the date of grant. Regular dividends are paid on the restricted shares. The Company has agreed to make certain payments to the recipients of restricted stock to cover the taxes payable by such persons upon the vesting of such shares. See footnote 2 above.

(4) Represents matching contributions by the Company under the Company's 401(k) Savings Incentive Plan and the Executive Deferred Compensation Plan and term life insurance premiums.

(5) Mr. Kuck joined the Company in May 1997.

(6) Mr. Reader was designated an executive officer of the Company effective August 27, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth the number of individual grants of stock options made during fiscal year 1998 to the executive officers named in the Summary Compensation Table:

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                        INDIVIDUAL GRANTS                           ANNUAL RATES OF
                                 ---------------------------------------------------------------      STOCK PRICE
                                 NUMBER OF SHARES   PERCENT OF TOTAL                                APPRECIATION FOR
                                    UNDERLYING       OPTIONS GRANTED   EXERCISE OR                    OPTION TERM
                                      OPTIONS        TO EMPLOYEES IN    BASE PRICE   EXPIRATION   --------------------
NAME                                GRANTED(#)       FISCAL YEAR (%)   ($/SHARE)(1)     DATE      5%($)(2)   10%($)(2)
-------------------------------  -----------------  -----------------  ------------  -----------  ---------  ---------
Thomas Moberly                           2,160                8.8           41.875      1/02/08      56,883    144,154

------------------------

(1) The fair market value of the Company's Common Stock on the date of grant was $41.875. Options become exercisable in seven equal annual installments beginning on January 2, 1999.

(2) The hypothetical potential appreciation shown in these columns for the named executive is required by rules of the Securities and Exchange Commission (the "SEC"). These amounts do not represent either the historical or anticipated future performance of the Company's common stock price appreciation.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information as to the exercise of options and number and value of unexercised options at fiscal year-end for each of the executive officers named in the Summary Compensation Table who owned options during fiscal 1998:

                                                                       NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                                            OPTIONS AT               OPTIONS AT
                                   SHARES ACQUIRED   VALUE REALIZED         6/27/98 (#)              6/27/98 ($)
              NAME                 ON EXERCISE (#)         ($)        EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
--------------------------------  -----------------  ---------------  -----------------------  -----------------------
Thomas Moberly (1)                          N/A               N/A              -0- / 2,160               -0- / 2,430
Timothy W. Kuck (2)                         N/A               N/A           3,225 / 19,350          33,863 / 203,175

------------------------

(1) Unexercisable options were granted on January 2, 1998 at an exercise price of $41.875 per share. The closing sale price of the Class A Common Stock on June 27, 1998 was $43.00.

(2) Options were granted on May 12, 1997 at an exercise price of $32.50 per share. The closing sale price of the Class A Common Stock on June 27, 1998 was $43.00.

                               PENSION PLAN TABLE

                                    YEARS OF SERVICE
               ----------------------------------------------------------
REMUNERATION       15          20          25          30          35
-------------  ----------  ----------  ----------  ----------  ----------
 $  $125,000   $   31,250  $   41,666  $   52,083  $   62,500  $   62,500
     150,000       37,500      50,000      62,500      75,000      75,000
     175,000       43,750      58,333      72,917      87,500      87,500
     200,000       50,000      66,667      83,333     100,000     100,000
     225,000       56,250      75,000      93,750     112,500     112,500
     250,000       62,500      83,333     104,167     125,000     125,000
     300,000       75,000     100,000     125,000     150,000     150,000
     350,000       87,500     116,667     145,833     175,000     175,000
     400,000      100,000     133,333     166,667     200,000     200,000
     450,000      112,500     150,000     187,500     225,000     225,000

    The table above sets forth the estimated annual straight life annuity benefits payable upon an executive's retirement at age 65 under both the Company's Pension Plan and its Supplemental Executive Retirement Plan, for various compensation and years of service categories, without any reduction for Social Security benefits. These Plans take into account the average annual salary and bonus shown in the Summary Compensation Table, paid during the five consecutive calendar years in which such amounts were highest (within the past 10 years). The number of years of service credited for Messrs. Fink, Hope, Moberly, Kuck and Reader as of June 27, 1998 were 33 years, 32 years, 24 years, 1 year and 4 years, respectively.

EMPLOYMENT AGREEMENTS

    The Company has employment agreements with each of Messrs. Moberly, Kuck and Reader that are for indefinite terms. Each agreement will terminate upon the death, disability or retirement of the respective Named Executive Officer and provides that employment may be terminated at any time by the Company or by such employee. Each such Named Executive Officer also covenants and agrees that for a period of eighteen (18) months following the date his employment with the Company terminates, he will not (i) compete against the Company, (ii) obtain any ownership interest in any competitor or become employed by any competitor, (iii) encourage any employees of the Company to violate the terms of their employment contracts with the Company or (iv) attempt to take away any customers of the Company. Each such Named Executive Officer also agrees not to disclose any confidential Company information at any time before or after termination of his employment with the Company.

DIRECTOR COMPENSATION

    The Company pays each director who is not otherwise employed by the Company an annual fee of $14,000 and $1,000 for each meeting of the Board of Directors and $500 for each committee meeting of the Board of Directors attended.

    In addition, eligible directors also participate in the 1996 Director Stock Option Plan (the "1996 Plan") which provides for an annual grant to non-employee directors of options to purchase 1,000 shares at an option exercise price equal to the average of the closing prices of the Company's Common Stock during the ten business days preceding the Company's Annual Meeting for a given year. Each such option has a ten-year term and generally becomes exercisable on the first anniversary of the grant date. In connection with the original adoption of the 1996 Plan, each of Messrs. Allbright, Baszucki, Fortun, Goldfus and Sweet received a one-time grant of options to purchase 3,000 shares of Common Stock. Those options have ten-year terms and vest in three equal installments on each of the first, second and third anniversaries of the grant date.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Decisions on compensation of the Company's executives generally have been made by the Compensation Committee (the "Compensation Committee") of the Board. Each member of the Compensation Committee is a non-employee director. The members of the Compensation Committee are Paul Baszucki, Wayne M. Fortun and Chairman Donald W. Goldfus.

    All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Board of Directors addressing the Company's compensation policies for the fiscal year ended June 27, 1998 as they affected the Company's executive officers.

    The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be competitive with those offered by employers of comparable size, growth and profitability in the Company's industry.

    There are three elements in the Company's executive compensation program, each of which is determined by individual and corporate performance: base salary compensation, annual incentive compensation and long-term incentive compensation.

    Base salary compensation is determined by the potential impact the individual may have on the Company, the skills and experiences required by the job, comparisons with comparable companies and the performance and potential of the incumbent in the job.

    For fiscal 1998, the Named Executive Officers of the Company, together with certain other vice presidents and group general managers, were eligible to receive an annual incentive bonus. The Compensation Committee established a target bonus for each executive officer expressed as a percentage of base salary. These percentages varied by executive officer, ranging from 25% to a high of 40% in the case of the Company's Chief Executive Officer. The bonus program identified four key performance measures, although the Compensation Committee retained discretion in considering additional factors in awarding bonuses. The four key performance measures included operating income margin, weekly rental revenue gain, customer satisfaction and employee satisfaction. Each element of the incentive compensation program is weighted equally. In the case of operating income and weekly revenue gain, bonus credit is based on meeting operating forecasts approved by the Board of Directors of the Company. In the case of customer and employee satisfaction, bonus credit is based on independent customer surveys and Company-wide employee sensing ratings, including surveys, exit interviews and employee turnover rates.

    Long-term incentive compensation under the Company's 1989 Stock Option and Compensation Plan (the "1989 Plan") to the Chief Executive Officer, as well as other executive officers of the Company, is designed to integrate compensation with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, assist in the retention of executives and align the long-term interests of management with those of the Company's shareholders. The Compensation Committee makes recommendations to the Board regarding the granting of restricted stock awards and stock option grants to executives and key personnel. Awards vest and options become exercisable based upon criteria established by the Company. During fiscal 1998, the Compensation Committee made no awards of restricted stock to any Named Executive Officer, but did make an award of nonqualified stock options to Mr. Thomas Moberly, the Company's President. The Committee awarded Mr. Moberly an option to acquire 2,160 shares of Common Stock at an exercise price of $41.875 per share, the fair market value of the Common Stock on the grant date. The option to Mr. Moberly vests in equal installments over a seven year period. The Compensation Committee also recommended that stock options be granted to certain other non-executive officers of the Company.

    In awarding annual incentive bonuses to the Named Executive Officers for fiscal 1998, the Compensation Committee noted that while the Company's performance was below the minimum bonus criteria for two key measurement areas, operating income margin and weekly revenue gains, the Company made substantial achievements in integrating those facilities it had acquired from National Service Industries, Inc. in July 1997, in addition to successfully completing the sale of certain of those acquired facilities which senior management had previously identified as being inconsistent with the Company's growth strategy. In recognition of this progress, the Compensation Committee determined to increase each participant's award under the incentive compensation plan from approximately twelve and one-half percent of eligible bonus to one quarter of each participant's eligible bonus award.

    In fiscal 1998, William Hope, the Company's Chief Executive Officer, received a base salary of $355,629 and an annual incentive bonus of $35,500. Mr. Hope's annual incentive bonus was approximately ten percent (10%) of his base salary, and was approximately one quarter of the total bonus amount for which he was eligible under the Company's annual incentive compensation program. In 1992, Mr. Hope received a restricted stock award of 21,620 shares. The award vests in seven equal annual installments, and

3,089 shares vested in 1998. In addition, Mr. Hope received an additional bonus in 1998 in the amount of approximately $52,723 to cover taxes due on the value of the restricted shares which vested in 1998.

    The Compensation Committee does not anticipate that any of the compensation payable to executive officers of the Company in the coming year will exceed the limits and deductibilities set forth in section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee has not established a policy regarding compensation in excess of these limits, but will continue to monitor this issue.

                                                                   Paul Baszucki
                                                                 Wayne M. Fortun
                                                               Donald W. Goldfus

STOCK PERFORMANCE GRAPH

    The following graph summarizes the cumulative five-year return on $100 invested in the Company's common stock, the Standard and Poor's ("S&P") 500 Stock Index and a nationally recognized group of companies in the uniform services industry (the "Peer Index"). The companies included in the Peer Index are Angelica Corporation, Cintas Corporation, G&K Services, Inc., Unifirst Corporation and Unitog Corporation. An additional index is presented on the graph representing the group of companies utilized in the Peer Index for the Fiscal Year ended June 28, 1997. The Company has eliminated National Service Industries, Inc. ("NSI") from the Peer Index and has included the Company as one of the component companies in the Peer Index for the Fiscal Year ended June 27, 1998. In light of the Company's acquisition of certain NSI assets, NSI was eliminated because the percentage of revenues derived from the uniform services business is significantly lower than that derived by the other competitors in the Peer Index. The inclusion of the Company as a component in the Peer Index accurately illustrates the return on an investment in the industry index.

    The graph illustrates the cumulative values at the end of each succeeding year resulting from the change in the stock price, assuming dividend reinvestment.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             G&K SERVICES, INC.       NEW PEER GROUP        OLD PEER GROUP      S&P 500
7/3/93                    $100.00               $100.00               $100.00    $100.00
7/2/94                    $128.01               $123.16               $115.28    $101.41
7/1/95                    $161.73               $136.18               $128.19    $127.84
6/29/96                   $237.03               $197.10               $183.04    $161.09
6/28/97                   $308.41               $242.60               $225.70    $216.99
6/27/98                   $359.06               $336.52               $293.55    $282.43

                                                               CUMULATIVE TOTAL RETURNS*
                                   ----------------------------------------------------------------------------------
                                      7/3/93        7/2/94        7/1/95       6/29/96       6/28/97       6/27/98
                                   ------------  ------------  ------------  ------------  ------------  ------------
G&K Services, Inc................        100.00        128.01        161.73        237.03        308.41        359.06
New Peer Group...................        100.00        123.16        136.18        197.10        242.60        336.52
Old Peer Group...................        100.00        115.28        128.19        183.04        225.70        293.55
S & P 500........................        100.00        101.41        127.84        161.09        216.99        282.43

* $100 invested on 7/3/93 in stock or on 6/30/93 in Index--including reinvestment of dividends

           PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

    Subject to ratification by the stockholders, the Board of directors has appointed Arthur Andersen LLP as independent auditors of the Company for the fiscal year 1999. Arthur Andersen has performed this function for the Company commencing with the fiscal year 1976. Members of the firm will be available at the Annual Meeting of Stockholders to answer questions and to make a statement if they desire to do so.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF AUDITORS.

                             PROPOSAL TO ADOPT THE
                               G&K SERVICES, INC.
                    1998 STOCK OPTION AND COMPENSATION PLAN

    Subject to the approval of the shareholders, on August 27, 1998, the Board of Directors adopted and approved the 1998 Stock Option and Compensation Plan (the "1998 Plan"). The Board of Directors determined to adopt the 1998 Plan in light of the stated ten year term of the current 1989 Plan. The 1998 Plan also has a ten year term. Upon adoption of the 1998 Plan by the Company's shareholders, the Company will cease making any new grants under the 1989 Plan. The brief summary of the 1998 Plan which follows is qualified in its entirety by reference to the complete text, a copy of which is attached to this Proxy Statement as Exhibit A.

GENERAL

    The purpose of the Plan is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives ("Incentives") designed to attract, retain and motivate employees of the Company.

    The Plan provides that a committee (the "Committee") composed of at least two members of the board of directors of the Company who have not received Incentives under the Plan may grant Incentives to employees in the following forms: (a) stock options; (b) stock appreciation rights; (c) stock awards; (d) restricted stock; (e) performance shares; and (f) cash awards. Incentives may be granted only to employees of the Company (including officers and directors of the Company, but excluding directors of the Company who are not also employees of or consultants to the Company) selected from time to time by the Committee.

    The number of shares of Common Stock which may be issued under the Plan if this amendment is approved may not exceed 1,500,000 shares, subject to adjustment in the event of a merger, recapitalization or other corporate restructuring. This number roughly approximates the number of shares that would otherwise still be available for issuance under the 1989 Plan at the time of the proposed adoption of the 1998 Plan by the Company's shareholders, and represents approximately 7% of the outstanding shares of Common Stock on the Record Date.

STOCK OPTIONS

    Under the 1998 Plan, the Committee may grant non-qualified and incentive stock options to eligible employees to purchase shares of Common Stock from the Company. The Plan confers on the Committee discretion, with respect to any such stock option, to determine the number and purchase price of the shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable. The purchase price for incentive stock options may not be less than the fair market value of the shares subject to the option on the date of grant. The number of shares subject to an option will be reduced proportionately to the extent that the optionee exercises a related Stock Appreciation

Right ("SAR"). The term of a non-qualified option may not exceed 10 years and one day from the date of grant and the term of an incentive stock option may not exceed 10 years from the date of grant. Any option shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any option or may determine to cancel stock options in order to make a participant eligible for the grant of an option at a lower price. The Committee may approve the purchase by the Company of an unexercised stock option for the difference between the exercise price and the fair market value of the shares covered by such option.

    The option price may be paid in cash, check, bank draft or by delivery of shares of Common Stock valued at their fair market value at the time of purchase or by withholding from the shares issuable upon exercise of the option shares of Common Stock valued at their fair market value or as otherwise authorized by the Committee.

    In the event that an optionee ceases to be an employee of the Company for any reason, including death, any stock option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire at the time or times established by the Committee.

STOCK APPRECIATION RIGHTS

    A stock appreciation right or SAR is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is determined pursuant to the formula described below. An SAR may be granted with respect to any stock option granted under the Plan, or alone, without reference to any stock option. An SAR granted with respect to any stock option may be granted concurrently with the grant of such option or at such later time as determined by the Committee and as to all or any portion of the shares subject to the option.

    The Plan confers on the Committee discretion to determine the number of shares as to which an SAR will relate as well as the duration and exercisability of an SAR. In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option. The term of an SAR may not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, an SAR will be exercisable for the same time period as the stock option to which it relates is exercisable. Any SAR shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any SAR.

    Upon exercise of an SAR, the holder is entitled to receive an amount which is equal to the aggregate amount of the appreciation in the shares of Common Stock as to which the SAR is exercised. For this purpose, the "appreciation" in the shares consists of the amount by which the fair market value of the shares of Common Stock on the exercise date exceeds (a) in the case of an SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of an SAR granted alone, without reference to a related stock option, an amount determined by the Committee at the time of grant. The Committee may pay the amount of this appreciation to the holder of the SAR by the delivery of Common Stock, cash, or any combination of Common Stock and cash.

RESTRICTED STOCK

    Restricted stock consists of the sale or transfer by the Company to an eligible employee of one or more shares of Common Stock which are subject to restrictions on their sale or other transfer by the employee. The price at which restricted stock will be sold will be determined by the Committee, and it may vary from time to time and among employees and may be less than the fair market value of the shares at the date of sale. All shares of restricted stock will be subject to such restrictions as the Committee may determine. Subject to these restrictions and the other requirements of the 1998 Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to those shares.

STOCK AWARDS

    Stock awards consist of the transfer by the Company to an eligible employee of shares of Common Stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award will be determined by the Committee.

PERFORMANCE SHARES

    Performance shares consist of the grant by the Company to an eligible employee of a contingent right to receive cash or payment of shares of Common Stock. The performance shares shall be paid in shares of Common Stock to the extent performance objectives set forth in the grant are achieved. The number of shares granted and the performance criteria will be determined by the Committee.

CASH AWARDS

    A cash award consists of a monetary payment made by the Company to an eligible employee as additional compensation for his services to the Company. Payment may depend on the achievement of specified performance objectives. The amount of any monetary payment constituting a cash award shall be determined by the Committee.

TRANSFERABILITY OF INCENTIVES

    A non-qualified stock option under the 1998 Plan and/or any SAR granted in connection therewith, may be transferable by its holder, as permitted by the Committee, but such transfer can only be made to the optionee's spouse, children, grandchildren, parents and siblings. The Committee may also amend outstanding options to provide for such transferability. Incentive stock options, and/or any SAR granted in connection therewith, SARs generally, performance shares and grants of restricted stock are non-transferable during the recipient's lifetime, and may be transferred only in the event of the holder's death, by will or the laws of descent and distribution.

AMENDMENT OF THE 1998 PLAN

    The Board of Directors may amend or discontinue the 1998 Plan at any time. However, no such amendment or discontinuance may, subject to adjustment in the event of a merger, recapitalization, or other corporate restructuring, (a) change or impair, without the consent of the recipient thereof, an Incentive previously granted, (b) materially increase the maximum number of shares of Common Stock which may be issued to all employees under the 1998 Plan, (c) materially change or expand the types of Incentives that may be granted under the 1998 Plan, (d) materially modify the requirements as to eligibility for participation in the 1998 Plan, or (e) materially increase the benefits accruing to participants. Certain Plan amendments require shareholder approval, including amendments which would materially increase benefits accruing to participants, increase the number of securities issuable under the 1998 Plan, or change the requirements for eligibility under the 1998 Plan.

IMMEDIATE ACCELERATION OF INCENTIVES

    Notwithstanding any provision in the 1998 Plan or in any Incentive to the contrary (unless otherwise agreed to in a written agreement between a recipient of an Incentive hereunder and the Company), (a) the restrictions on all shares of restricted stock awards shall lapse immediately, (b) all outstanding options and SARs will become exercisable immediately, and (c) all performance criteria shall be deemed to be met and payment made immediately, if any of the following events occur, unless otherwise determined by the Board of Directors and a majority of the Continuing Directors (as defined below): (i) any person or group of persons becomes the beneficial owner of 30% or more of any equity security of the Company entitled to vote for the election of directors; (ii) a majority of the members of the Board of Directors of the Company is replaced within the period of less than two years by directors not nominated and approved by the Board of Directors; or (iii) the stockholders of the Company approve an agreement to merge or consolidate with or into another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation).

    For purposes of the foregoing, beneficial ownership by a person or group of persons shall be determined in accordance with Regulation 13D (or any similar successor regulation) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. Beneficial ownership of more than 30% of an equity security may be established by any reasonable method, but shall be presumed conclusively as to any person who files a Schedule 13D report with the Securities and Exchange Commission reporting such ownership. "Continuing Directors" are directors (a) who were in office prior to the time any of provisions (i), (ii) or (iii) occurred or any person publicly announced an intention to acquire 20% or more of any equity security of the Company, (b) directors in office for a period of more than two years, and (c) directors nominated and approved by the Continuing Directors.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion sets forth certain United States income tax considerations in connection with the ownership of Common Stock. These tax considerations are stated in general terms and are based on the Code in its current form and current judicial and administrative interpretations thereof. This discussion does not address state or local tax considerations with respect to the ownership of Common Stock. Moreover, the tax considerations relevant to ownership of the Common Stock may vary depending on a holder's particular status.

    Under existing Federal income tax provisions, an employee who receives a stock option or performance shares or an SAR under the 1998 Plan, or who purchases or receives shares of restricted stock under the 1998 Plan, which are subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of section 83 of the Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes in the year such Incentive is granted. An employee who receives a stock award under the 1998 Plan consisting of shares of Common Stock will realize ordinary income in the year of the award in an amount equal to the fair market value of the shares of Common Stock covered by the award on the date it is made, and the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income. An employee who receives a cash award will realize ordinary income in the year the award is paid equal to the amount thereof, and the amount of the cash will be deductible by the Company.

    When a non-qualified stock option granted pursuant to the 1998 Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Common Stock as to which the option is exercised and the aggregate fair market value of shares of the Common Stock on the exercise date, and the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

    Options which qualify as incentive stock options are entitled to special tax treatment. Under existing federal income tax law, if shares purchased pursuant to the exercise of such an option are not disposed of by the optionee within two years from the date of granting of the option or within one year after the transfer of the shares to the optionee, whichever is longer, then (i) no income will be recognized to the optionee upon the exercise of the option; (ii) any gain or loss will be recognized to the optionee only upon ultimate disposition of the shares and, assuming the shares constitute capital assets in the optionee's hands, will be treated as long-term capital gain or loss; (iii) the optionee's basis in the shares purchased will be equal to the amount of cash paid for such shares; and
(iv) the Company will not be entitled to a federal income tax deduction in connection with the exercise of the option. The Company understands that the difference between the option price and the fair market value of the shares acquired upon exercise of an incentive stock option will be treated as an "item of tax preference" for purposes of the alternative minimum tax. In addition, incentive stock options exercised more than three months after retirement are treated as non-qualified options.

    The Company further understands that if the optionee disposes of the shares acquired by exercise of an incentive stock option before the expiration of the holding period described above, the optionee must treat as ordinary income in the year of that disposition an amount equal to the difference between the optionee's basis in the shares and the lesser of the fair market value of the shares on the date of exercise or the selling price. In addition, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

    If the exercise price of an option is paid by surrender of previously owned shares, the basis of the shares surrendered is carried over to the shares received in replacement of the previously owned shares. If the option is a nonstatutory option, the gain recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

    When a stock appreciation right granted pursuant to the 1998 Plan is exercised, the employee will realize ordinary income in the year the right is exercised equal to the value of the appreciation which he is entitled to receive pursuant to the formula described above, and the Company will be entitled to a deduction in the same year and in the same amount.

    An employee who receives restricted stock or performance shares subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of section 83 of the Code) will normally realize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. The Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee.

PROXIES AND VOTING

    The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote on the adoption and approval of the 1998 Plan or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for adoption of the 1998 Plan. A shareholder who abstains with respect to adoption of 1998 Plan is considered to be present and entitled to vote on the Plan at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the adoption of the 1998 Plan shall not be considered present and entitled to vote. Unless instructed to the contrary, all proxies will be voted for the approval and adoption of the 1998 Plan.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE 1998 PLAN.

                                 OTHER MATTERS

BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors held five meetings during fiscal 1998. The Company has an audit committee and a compensation committee, but does not have a nominating committee of the Board of Directors. No director attended fewer than 75 percent of the aggregate number of meetings of the Board of Directors and the committees of the Board on which he served.

    The Company's audit committee, which presently consists of Messrs. Donald W. Goldfus, Bruce G. Allbright and Bernard Sweet, held four meetings during fiscal 1998. The audit committee recommends to the full Board the engagement of the independent accountants, reviews the audit plan and results of the audit engagement, reviews the independence of the auditors, and reviews the adequacy of the Company's system of internal accounting controls.

    The Company's compensation committee, which consists of Messrs. Paul Baszucki, Wayne M. Fortun and Donald W. Goldfus, held three meeting during fiscal 1998. The compensation committee reviews the Company's remuneration policies and practices, makes recommendations to the Board in connection with all compensation matters affecting the Company and administers the 1989 Stock Option and Compensation Plan.

CERTAIN TRANSACTIONS

    The Company loaned Thomas Moberly, President and Chief Operating Officer of the Company, $200,000 in connection with his purchase of a residence in April 1994. This loan is evidenced by a promissory note which accrues interest at the rate of 7% per year from August 1, 1999 and thereafter and requires no payments until August 1, 1999. From and after September 1, 1999, payments of principal and interest are payable monthly through September 1, 2004 at which time the entire unpaid balance under the note shall be due and payable in full. Pursuant to the terms of the note, the current balance owing by Mr. Moberly is equal to the note's original principal amount. The note is secured by a mortgage on Mr. Moberly's residence. All amounts outstanding under the note can be accelerated at the option of the Company in the event Mr. Moberly ceases to be an employee of the Company, whether by resignation, involuntary termination or otherwise.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended June 27, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with.

PROPOSALS OF STOCKHOLDERS

    All proposals of stockholders intended to be included in the 1999 Proxy Statement of the Company and presented at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company at its executive offices on or before June 9, 1999.

DISCRETIONARY PROXY VOTING AUTHORITY / UNTIMELY STOCKHOLDER PROPOSALS

    The SEC recently adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which the shareholder has not sought to include in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter.

    With respect to the Company's 1999 Annual Meeting of Shareholders, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company's proxy statement, by August 23, 1999, the management proxies will be allowed to use their discretionary authority as outlined above.

SOLICITATION

    The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, Annual Report and other material which may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition officers and regular employees of the Company may solicit proxies personally, by telephone, by telegram or by special letter.

    The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          G&K SERVICES, INC.
                                          Timothy W. Kuck, SECRETARY

                                                                       EXHIBIT A

                               G&K SERVICES, INC.
                    1998 STOCK OPTION AND COMPENSATION PLAN

    1. PURPOSE. The purpose of the 1998 Stock Option and Compensation Plan (the "1998 Plan") of G&K Services, Inc. (the "Company") is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives described herein ("Incentives") which are designed to attract, retain and motivate employees. Incentives may consist of opportunities to purchase or receive shares of Class A Common Stock, $.50 par value, of the Company ("Common Stock"), monetary payments or both on terms determined under this 1998 Plan.

    2. ADMINISTRATION. The 1998 Plan shall be administered by the compensation committee (the "Committee") of the Board of Directors of the Company. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Board of Directors of the Company. Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 ("Non-Employee Directors"), and the regulations promulgated thereunder (the "1934 Act"). The Board of Directors of the Company may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed, and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of the Committee's members shall constitute a quorum. All action of the Committee shall be taken by the majority of its members. Any action may be taken by a written instrument signed by majority of the members and actions so taken shall be fully effective as if they had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall have complete authority to award Incentives under the 1998 Plan, to interpret the 1998 Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the 1998 Plan. The Committee's decisions and matters relating to the 1998 Plan shall be final and conclusive on the Company and its participants.

    3. ELIGIBLE EMPLOYEES. Employees of the Company and its subsidiaries (including officers and directors, but excluding directors of the Company who are not also full-time employees of the Company) shall become eligible to receive Incentives under the 1998 Plan when designated by the Committee. Employees may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

    4. TYPES OF INCENTIVES. Incentives under the 1998 Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options (section 6); (b) stock appreciation rights ("SARs") (section 7); (c) stock awards (section 8); (d) restricted stock (section 8); (e) performance shares (section 9); and (f) cash awards (section 10).

    5.  SHARES SUBJECT TO THE 1998 PLAN.

        5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 11.6, the number of shares of Common Stock which may be issued under the 1998 Plan shall not exceed 1,500,000 shares of Common Stock.

        5.2. CANCELLATION. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of an SAR pursuant to Section 7.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option. In the event that a stock option or SAR granted hereunder expires or is terminated or canceled unexercised as to any shares of Common Stock, such shares may again be issued under the 1998 Plan either pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the 1998 Plan, either as restricted stock, pursuant to stock awards or otherwise. The Committee may also determine to cancel, and agree to the cancellation of, stock options in order to make a participant eligible for the grant of a stock option at a lower price than the option to be canceled.

        5.3. TYPE OF COMMON STOCK. Common Stock issued under the 1998 Plan in connection with stock options, SARs, performance shares, restricted stock or stock awards, will be authorized and unissued shares.

    6. STOCK OPTIONS. A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

        6.1. PRICE. The option price per share shall be determined by the Committee, subject to adjustment under Section 11.6.

        6.2. NUMBER. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 11.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises an SAR if any SAR is granted in conjunction with or related to the stock option.

        6.3. DURATION AND TIME FOR EXERCISE. Subject to earlier termination as provided in Section 11.4, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. No stock option may be exercised during the first twelve months of its term. Except as provided by the preceding sentence, the Committee may accelerate the exercisability of any stock option. Subject to the foregoing and with the approval of the Committee, all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the option.

        6.4. MANNER OF EXERCISE. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars upon exercise of the option and may be paid by cash; uncertified or certified check;

    bank draft; by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder.

        6.5. INCENTIVE STOCK OPTIONS. Notwithstanding anything in the 1998 Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended):

           (a) The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company's plans) shall not exceed $100,000.

           (b) Any Incentive Stock Option certificate authorized under the 1998 Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

           (c) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the stockholders.

           (d) Unless sooner exercised, all Incentive Stock Options shall expire no later than 10 years after the date of grant.

           (e) The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

           (f) No Incentive Stock Options shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

    7. STOCK APPRECIATION RIGHTS. An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 7.4. An SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

        7.1. NUMBER. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 11.6. In the case of an SAR granted with respect to a stock option, the number of shares of

    Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.

        7.2. DURATION. Subject to earlier termination as provided in Section 11.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. No SAR may be exercised during the first twelve months of its term. Except as provided in the preceding sentence, the Committee may in its discretion accelerate the exercisability of any SAR.

        7.3. EXERCISE. An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.4.

        7.4 PAYMENT. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the 1934
    Act), the number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

           (a) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of an SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 11.6); by

           (b) the Fair Market Value of a share of Common Stock on the exercise date.

        In lieu of issuing shares of Common Stock upon the exercise of an SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

    8. STOCK AWARDS AND RESTRICTED STOCK. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

        8.1. NUMBER OF SHARES. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee.

        8.2. SALE PRICE. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

        8.3. RESTRICTIONS. All shares of restricted stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

           (a) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

           (b) a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) resell back to the Company at his cost, all or a part of such shares in the event of termination of his employment during any period in which such shares are subject to restrictions;

           (c) such other conditions or restrictions as the Committee may deem advisable.

        8.4. ESCROW. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

        The transferability of this certificate and the shares of Class A Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 1998 Stock Option and Compensation Plan of G&K Services, Inc. (the "Company"), and an agreement entered into between the registered owner and the Company. A copy of the 1998 Plan and the agreement is on file in the office of the secretary of the Company.

        8.5. END OF RESTRICTIONS. Subject to Section 11.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant's legal representative, beneficiary or heir.

        8.6. STOCKHOLDER. Subject to the terms and conditions of the 1998 Plan, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently.

    9. PERFORMANCE SHARES. A performance share consists of an award which shall be paid in shares of Common Stock, as described below. The grant of performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

        9.1. PERFORMANCE OBJECTIVES. Each performance share will be subject to performance objectives for the Company or one of its operating units to be achieved by the end of a specified period. The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock or cash. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.

        9.2. NOT STOCKHOLDER. The grant of performance shares to a participant shall not create any rights in such participant as a stockholder of the Company, until the payment of shares of Common Stock with respect to an award.

        9.3. NO ADJUSTMENTS. No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

        9.4. EXPIRATION OF PERFORMANCE SHARE. If any participant's employment with the Company is terminated for any reason other than normal retirement, death or disability prior to the achievement of the participant's stated performance objectives, all the participant's rights on the performance shares shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment by reason of death, disability, or normal retirement, the Committee, in its own discretion may determine what portions, if any, of the performance shares should be paid to the participant.

    10. CASH AWARDS. A cash award consists of a monetary payment made by the Company to a participant as additional compensation for his services to the Company. Payment of a cash award will normally depend on achievement of performance objectives by the Company or by individuals. The amount of any monetary payment constituting a cash award shall be determined by the Committee in its sole discretion. Cash awards may be subject to other terms and conditions, which may vary from time to time and among participants, as the Committee determines to be appropriate.

    11.  GENERAL.

        11.1. EFFECTIVE DATE. The 1998 Plan will become effective upon its approval by the affirmative vote of the holders of a majority of the voting power of the shares of the Company's Class A and Class B Common Stock present and entitled to vote at a meeting of its stockholders. Unless approved within one year after the date of the 1998 Plan's adoption by the Board of Directors, the 1998 Plan shall not be effective for any purpose.

        11.2. DURATION. The 1998 Plan shall remain in effect until all Incentives granted under the 1998 Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the 1998 Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the 1998 Plan have lapsed. No Incentives may be granted under the 1998 Plan after the tenth anniversary of the date the 1998 Plan is approved by the stockholders of the Company.

        11.3. TRANSFERABILITY OF INCENTIVES. Incentive stock options, and/or any SAR granted in connection therewith, SARs generally, performance shares and grants of restricted stock are non-transferable during a recipient's lifetime and are transferable only in the event of the holder's death, by will or the laws of descent and distribution to the limited extent provided in the 1998 Plan or in the Incentive and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Non-qualified stock options, granted under the 1998 Plan, and/or any SAR granted in connection therewith, may be transferred to the spouse, children, grandchildren, parents and siblings of the optionee, to the extent permitted by the Committee. The Committee may also amend outstanding options to permit such transferability.

        11.4. EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH. In the event that a participant ceases to be an employee of the Company for any reason, including death, any Incentives may be exercised or shall expire at such times as may be determined by the Committee.

        11.5. ADDITIONAL CONDITION. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

        11.6. ADJUSTMENT. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the 1998 Plan, including shares subject to restrictions, options, or achievement of performance share objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the 1998 Plan, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

        11.7. INCENTIVE PLANS AND AGREEMENTS. Except in the case of stock awards or cash awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the 1998 Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options.

        11.8.  WITHHOLDING.

           (a) The Company shall have the right to withhold from any payments made under the 1998 Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value up to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

           (b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

           (c) If a participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act, then an Election is subject to the following additional restrictions:

               (1) No Election shall be effective for a Tax Date which occurs within six months of the grant of the award, except that this limitation shall not apply in the event death or disability of the participant occurs prior to the expiration of the six-month period.

               (2) The Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

        11.9. NO CONTINUED EMPLOYMENT OR RIGHT TO CORPORATE ASSETS. No participant under the 1998 Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the 1998 Plan shall be construed as giving an employee, the employee's beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

        11.10. DEFERRAL PERMITTED. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Payment may be deferred at the option of the participant if provided in the Incentive.

        11.11. AMENDMENT OF THE PLAN. The Board may amend or discontinue the 1998 Plan at any time. However, no such amendment or discontinuance shall, subject to adjustment under Section 11.6, (a) change or impair, without the consent of the recipient, an Incentive previously granted, (b) increase the maximum number of shares of Common Stock which may be issued to all participants under the 1998 Plan, (c) change or expand the types of Incentives that may be granted under the 1998 Plan, (d) change the class of persons eligible to receive Incentives under the 1998 Plan, or (e) materially increase the benefits accruing to participants under the 1998 Plan.

        11.12. IMMEDIATE ACCELERATION OF INCENTIVES. Notwithstanding any provision in this Plan or in any Incentive to the contrary (unless otherwise agreed to in a written agreement between a recipient of an Incentive hereunder and the Company), (a) the restrictions on all shares of restricted stock awards shall lapse immediately, (b) all outstanding options and SARs will become exercisable immediately, and (c) all performance shares shall be deemed to be met and payment made immediately, if subsequent to the date that the 1998 Plan is approved by the Board of Directors of the Company, any of the following events occur, unless otherwise determined by the Board of Directors and a majority of the Continuing Directors (as defined below):

               (1) any person or group of persons becomes the beneficial owner of 30% or more of any equity security of the Company entitled to vote for the election of directors;

               (2) a majority of the members of the Board of Directors of the Company is replaced within the period of less than two years by directors not nominated and approved by the Board of Directors; or

               (3) the stockholders of the Company approve an agreement to merge or consolidate with or into another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation).

        For purposes of this Section 11.12, beneficial ownership by a person or group of persons shall be determined in accordance with Regulation 13D (or any similar successor regulation) promulgated by the Securities and Exchange Commission pursuant to the 1934 Act. Beneficial ownership of more than 30% of an equity security may be established by any reasonable method, but shall be presumed conclusively as to any person who files a Schedule 13D report with the Securities and Exchange Commission reporting such ownership. If the restrictions and forfeitability periods are eliminated by reason of provision (1), the limitations of this Plan shall not become applicable again should the person cease to own 30% or more of any equity security of the Company.

        For purposes of this Section 11.12, "Continuing Directors" are directors
    (a) who were in office prior to the time any of provisions (1), (2) or (3) occurred or any person publicly announced an intention to acquire 20% or more of any equity security of the Company, (b) directors in office for a period of more than two years, and (c) directors nominated and approved by the Continuing Directors.

        11.13. DEFINITION OF FAIR MARKET VALUE. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be determined by reference to the last sale price of a share of Common Stock on the NASDAQ National Market ("NASDAQ") on the applicable date. If NASDAQ is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on NASDAQ.

                               G&K SERVICES, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 29, 1998

    The undersigned, a shareholder of G&K Services, Inc., hereby appoints Richard Fink and Timothy W. Kuck, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Stockholders of G&K Services, Inc. to be held in the Mississippi River Room, Marquette Hotel, Seventh Street and Marquette Avenue, Minneapolis, Minnesota, at 10:00 a.m. on Thursday, October 29, 1998, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon:

(1)   Election of Directors:
      / / FOR all nominees (except as marked to the contrary        / / WITHHOLD AUTHORITY to vote for all nominees listed below below)

                                Bruce G. Allbright    Paul Baszucki    Richard Fink    Wayne M. Fortun
                                Donald W. Goldfus    William Hope    Bernard Sweet     Thomas Moberly

      INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:
      --------------------------------------------------------------------------------------------------------------------------
(2)   Proposal to ratify the appointment of Arthur Andersen LLP, Certified Public Accountants, as independent auditors of the
      Company for fiscal 1999.
                                               / / FOR     / / AGAINST     / / ABSTAIN
(3)   Proposal to approve the G&K Services, Inc. 1998 Stock Option and Compensation Plan.
                                               / / FOR     / / AGAINST     / / ABSTAIN
(4)   Upon such other business as may properly come before the meeting or any adjournments thereof.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES, FOR RATIFICATION OF THE APPOINTMENT OF AUDITORS AND FOR THE APPROVAL OF THE G&K SERVICES, INC.
                                      1998
                      STOCK OPTION AND COMPENSATION PLAN.

        (CONTINUED, AND TO BE COMPLETED AND SIGNED, ON THE REVERSE SIDE)

                               G&K SERVICES, INC.
                                 ANNUAL MEETING

                                Marquette Hotel
                      Seventh Street and Marquette Avenue
                             Minneapolis, Minnesota

                                OCTOBER 29, 1998
                                   10:00 A.M.

   [LOGO]

                          (CONTINUED FROM OTHER SIDE)

    The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Stockholders.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director, FOR ratification of the appointment of auditors and FOR the proposal to adopt the G&K Services, Inc. 1998 Stock Option and Compensation Plan.

                                          Dated __________________________, 1998
                                          X_____________________________________

                                          X_____________________________________

                                          (Shareholder must sign exactly as the
                                          name appears at left. When signed as a
                                          corporate officer, executor,
                                          administrator, trustee, guardian,
                                          etc., please give full title as such.
                                          Both joint tenants must sign.)